Exhibit 10.3

1847 Holdings LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

March 30, 2023

Stephen Mallatt, Jr. and Rita Mallatt

2950 E. Lucca Dr.

Meridian, Id 83642

Attention: Stephen Mallatt, Jr.

Mr. Mallatt,

Reference is made to that certain Conversion Agreement, dated July 26, 2022 (the “Conversion Agreement”) by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), 1847 Cabinet Inc., a Delaware corporation (“Cabinet”) and Stephen Mallatt, Jr., and Rita Mallatt (together, the “Holder”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Conversion Agreement.

The Company, Cabinet and the Holder desire and agree to amend the Conversion Agreement as follows: (i) Section 2 of the Conversion Agreement is hereby amended such that payment of the sum of $642,544, which represents the full Vested principal amount of the Note, plus accrued interest and amendment fee, shall be payable in accordance with the schedule set forth on Exhibit A hereto; and (ii) the parties hereto agree that the amendment described above is effective retroactively to October 1, 2022.

By signing below, the Holder hereby consents and agrees to amend the terms of the Note and agrees to the Amendment Fee as consideration therefor, as set forth herein.

Very truly yours,

1847 Holdings LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

AGREED, CONSENT TO AND ACKNOWLEDGED:

1847 Cabinet Inc.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

HOLDER:

/s/ Stephen Mallatt, Jr.
Stephen Mallatt, Jr.

/s/ Rita Mallatt
Rita Mallatt

EXHIBIT A

PAYMENT SCHEDULE

Payment Date	Payment Amount	Balance Due
April 5, 2023	$64,254	$642,544
June 30, 2023	$289,145
July 30, 2023	$289,145
TOTAL:	$642,544

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